Cypress Energy Partners, L.P. - 10-K

Exhibit 21.1

Jurisdiction of
Subsidiaries of the Partnership	Incorporation / Formation

Brown Integrity - PUC, LLC	Delaware
Brown Integrity, LLC	Texas
CF Inspection Management, LLC	Delaware
Cypress Energy Finance Corporation	Delaware
Cypress Energy Partners - 1804 SWD, LLC	North Dakota
Cypress Energy Partners - Bakken, LLC	Delaware
Cypress Energy Partners - Grassy Butte SWD, LLC	North Dakota
Cypress Energy Partners - Green River SWD, LLC	North Dakota
Cypress Energy Partners - Manning SWD, LLC	North Dakota
Cypress Energy Partners - Mork SWD, LLC	Delaware
Cypress Energy Partners - Mountrail SWD, LLC	Delaware
Cypress Energy Partners - Orla SWD, LLC	Delaware
Cypress Energy Partners - Pecos SWD, LLC	Delaware
Cypress Energy Partners - SBG, LLC	Delaware
Cypress Energy Partners - Texas, LLC	Texas
Cypress Energy Partners - Tioga SWD, LLC	North Dakota
Cypress Energy Partners - Williams SWD, LLC	Delaware
Cypress Energy Partners, LLC	Delaware
Cypress Energy Services, LLC	Delaware
Pipeline Services International, LLC	Texas
Tulsa Inspection Resources - Canada ULC	Alberta
Tulsa Inspection Resources - Nondestructive Examination, LLC	Delaware
Tulsa Inspection Resources - PUC, LLC	Delaware
Tulsa Inspection Resources Holdings, LLC	Delaware
Tulsa Inspection Resources, LLC	Delaware